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                                                                     Exhibit (d)

     CERTIFICATE                                                   NUMBER OF
        NUMBER                                                      SHARES
        - 1 -                                                        ___

           FLAHERTY & CRUMRINE/CLAYMORE TOTAL RETURN FUND INCORPORATED
              Incorporated Under the Laws of the State of Maryland
                                  Common Stock
                            Par Value $.01 Per Share

    Cusip No._________
This Certifies that _________________ is the owner of ______ fully paid and non-assessable shares of Common Stock, par value $.01 per share, of Flaherty & Crumrine/Claymore Total Return Fund Incorporated (the "Corporation") transferable only on the books of the Corporation by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this___day of______A.D. 2003.

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
PFPC, INC.                                  FLAHERTY & CRUMRINE/CLAYMORE TOTAL RETURN
As Transfer Agent and Registrar   [Seal]    FUND INCORPORATED
                                            By:
                                               --------------------------
                                                  President

By:                                         By:
   ------------------------------              --------------------------
       Authorized Signature                       Secretary
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FOR VALUE RECEIVED, _____ hereby sells, assign and transfer unto _____________
Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________ ___, ___________

In presence of

___________________

          The Corporation will furnish to the stockholder, upon request and without charge, a full statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class of stock which the Corporation is authorized to issue, so far as they have been determined, and a full statement of the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Corporation.